EXHIBIT 32.1

CERTIFICATION UNDER SECTION 906 of the SARBANES-OXLEY ACT OF 2002

We, Jim Mayer, Interim Chief Executive Officer and Chief Restructuring Officer of M-Wave, Inc. (the “Company”), and Jeff Figlewicz, Corporate Controller and Principal Accounting Officer, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the Annual Report on Form 10-KSB of the Company for the period ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 21, 2005
/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer
And Chief Restructuring Officer

Dated: November 21, 2005
/s/ Jeff Figlewicz
Jeff Figlewicz
Corporate Controller and Principal Accounting Officer